SECOND AMENDMENT TO THE
                               AGL RESOURCES INC.
              1996 NON-EMPLOYEE DIRECTORS EQUITY COMPENSATION PLAN




         This Second Amendment to the AGL Resources Inc. 1996 Non-Employee Directors Equity Compensation Plan (the "Plan") is made and entered into this 14th day of May 1997, by AGL Resources Inc. (the "Company").


                              W I T N E S S E T H:


         WHEREAS, the Company sponsors the Plan to attract qualified directors and to provide certain benefits to the non-employee members of the Board of Directors of the Company; and

         WHEREAS, the Company desires to permit the non-employee members of the Board of Directors of the Company who participate in the Plan to elect to receive an award of Company stock in lieu of meeting fees otherwise payable to such directors; and

         WHEREAS, Section 11 of the Plan provides that the Company may amend the Plan at any time (provided shareholder approval is obtained if the amendment contains certain provisions); and

         WHEREAS, the Board of Directors of the Company has adopted a resolution authorizing the amendment of the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the Plan hereby is amended as follows:

                                       1.

         Section 5 of the Plan is amended in its entirety, effective as of April 1, 1997, to read as follows:

         "(a) On the first day of the annual service term for Outside Directors following the Effective Date and on each anniversary date thereafter (such dates are each referred to herein as the "Date of Grant"), in lieu of the annual retainer otherwise payable to Outside Directors (the "Retainer"), each Outside Director shall receive an award of Restricted Stock as set forth in Section 6 hereof and a grant of Options as set forth in Section 7 hereof. In no event shall any Outside Director who ceases to be a member of the Board for any reason on or before the Date of Grant receive an award of Restricted Stock or a grant of Options in respect of the annual service term commencing on such Date of Grant.



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         (b) On the first day of each  quarter  commencing  on or after April 1,
         1997,  in  lieu  of the  meeting  fees  otherwise  payable  to  Outside
         Directors (the "Meeting Fees"), each Outside Director may elect to receive an award of Restricted Stock as set forth in Section 6 hereof. Such election may be changed prospectively on a quarterly basis, effective as of the first day of the next following quarter. Each date that such Meeting Fees would be payable to the Outside Director shall be a Date of Award."


                                       2.

         Section 6(a) of the Plan is amended in its entirety, effective as of April 1, 1997, to read as follows:

         "Subject to the terms and conditions of Section 5 hereof, on each Date of Grant or Date of Award the Outside Directors shall each receive an award of Common Stock (the "Restricted Stock") equivalent in fair market value to the Retainer, or Meeting Fees if so elected by the Outside Director pursuant to Section 5(b) hereof, otherwise payable to such Outside Director; provided, however, the number of shares in each award of Restricted Stock shall be rounded upward to the next highest whole share."


                                       3.

         Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.



         IN WITNESS WHEREOF, the Company has caused this Second Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.



                                       AGL RESOURCES INC.


                                       By: /s/ Robert L. Goocher
                                               Robert L. Goocher
                                               Executive Vice President